Exhibit 99.1

EDUCATION REALTY TRUST ANNOUNCES
THIRD QUARTER 2009 RESULTS

MEMPHIS, TN, October 21, 2009 - Education Realty Trust, Inc. (NYSE:EDR), a leader in the ownership, development and management of student housing, today announced operating results for its third quarter ending September 30, 2009.

Note: All per share/unit results are reported on a weighted average basis for the respective periods.

Third Quarter Highlights

•	Total revenue was $32.5 million versus $32.3 million in 2008;

•	Operating loss of $0.5 million versus a loss of $0.1 million in 2008;

•	Net loss from continuing operations was $7.4 million compared to a loss of $7.2 million in 2008;

•
Same-community net operating income was $7.0 million for the third quarter of 2009, compared to $6.7 million in 2008, an improvement of 4.8% on a revenue decline of approximately 0.8% and a 2.9% reduction in operating expenses;

•	Funds from operations (FFO) was a loss of $0.4 million, or $0.01 per share/unit, compared to a loss of $0.5 million, or $0.02 per share/unit in 2008;

•	The 2009-2010 lease year opened with an occupancy of 90.5% on a same-community basis, compared to 91.1% last year;

•	The Company completed a follow-on common stock offering in July, issuing 28,175,000 shares and raising $116.2 million in net proceeds;

•	The Company fully retired its outstanding revolving credit facility debt, which reduced its debt to gross asset ratio to 45.7%; and

•	The Company opened its first public-private, on-campus, equity-owned development community, at Syracuse University.

“While our Fall 2009 leasing results came in somewhat below our historical levels, we were encouraged to have reached a same-community average occupancy exceeding 90% during these unprecedented economic times.  We are encouraged by our same-community net operating income growth of 4.8% and have improved the Company’s financial flexibility with the completion of a meaningful equity offering during the third quarter,” stated Paul O. Bower, Education Realty Trust’s Chairman, President and Chief Executive Officer.

“We are positioned to emerge a stronger Company when the economy turns as we continue to focus our efforts on controlling costs and maintaining a healthy balance sheet” concluded Mr. Bower.

Third Quarter Operating Results

Total revenue increased 0.5%, or $0.2 million, to $32.5 million for the quarter from $32.3 million in the third quarter of 2008.  This increase included higher student housing leasing revenue and operating expense reimbursement revenue, offset by lower third-party fee revenue.

Student housing leasing revenue increased 2.1%, or $0.5 million, to $25.1 million, compared to $24.6 million in 2008.  The main driver of the increase was $0.7 million of additional revenue related to the August 2009 openings of University Village on Colvin and phase two at The Reserve at Saluki Point.  This growth was offset by a 0.8%, or $0.2 million, decline in same-community revenue.

Third-party development services revenue declined $0.7 million to $2.6 million for the quarter.  The decline was primarily related to the timing of development fee incentives earned, but was also impacted by the job mix in the current quarter, which included smaller projects compared to the prior year.  Third-party management services revenue declined $0.1 million to $0.7 million in the third quarter of 2009.  The decline in management fees was primarily the result of three fewer management contracts during the third quarter of 2009 as compared to the prior year.

Total operating expenses increased 1.9%, or $0.6 million, to $33.0 million for the third quarter of 2009.  Student housing operating expenses in total were up 0.7%, or $0.1 million, over the third quarter of 2008, mainly due to $0.6 million of additional expenses related to the August 2009 openings of University Village on Colvin and phase two at The Reserve at Saluki Point.  This expense growth was offset by $0.5 million of cost reductions at our same-communities, including operating expense reductions of 1.4% at the legacy-communities and 7.8% at the Place-communities.

Corporate general and administrative expenses decreased 2.8%, or $0.1 million, to $3.9 million for the third quarter of 2009, reflecting the continued positive impact of payroll and staffing reductions initiated in the fall of 2008.

Total non-operating expenses decreased 2.2%, or $0.1 million, to $6.4 million in the third quarter of 2009.  The improvement mainly resulted from additional interest income earned on the proceeds of the Company’s July 2009 common stock offering.  Net loss from continuing operations was $7.4 million, or $0.15 per weighted average diluted share, compared to a loss of $7.2 million, or $0.25 per weighted average diluted share, in the prior year.

FFO for the third quarter of 2009 was a loss of $0.4 million, or $0.01 per share/unit, compared to a loss of $0.5 million, or $0.02 per share/unit, in the prior year.  The improvement in FFO for the quarter reflects growth in student housing revenue and improvements in expenses at both the properties and corporate, offset by a decline in third-party fee revenue.  A reconciliation of FFO to net income (loss), in accordance with U.S. generally accepted accounting principles (GAAP), is included in the financial tables accompanying this release.

Same-Community Results

Same-community net operating income improved 4.8%, or $0.3 million, to $7.0 million for the third quarter of 2009 on a revenue decline of 0.8%, or $0.2 million, and operating expense reductions of 2.9%, or $0.5 million.

Legacy-Communities
Revenue for the third quarter of 2009 was $19.0 million a decline of 1.5%, or $0.3 million, from the third quarter of 2008.  The revenue decline is attributed to relatively flat rental rates, a 3.0% decline in occupancy and a 1.4%, or $0.3 million, growth in other rental income.  The third quarter results included one month of the 2008-2009 lease term in which rental rates increased approximately 3.1% over the prior year, occupancy declined 3.0%, and other income increased 0.4%.  The quarter also included two months of the 2009-2010 lease term, which opened with a rental rate decline of 2.0% and an occupancy decline of 1.8% compared to the prior year.

Operating expenses for the legacy-communities were down 1.4%, or $0.2 million, to $13.1 million.  The main areas of improvement included $0.3 million of lower payroll costs as a result of cost reduction measures initiated in the fall of 2008 and a $0.2 million reduction in credit card fees.  These improvements were offset by $0.2 million of higher maintenance and turn costs and approximately $0.3 million of higher bad debt expense.  Year-to-date turn costs per bed averaged approximately $145 in 2009 compared to $143 in 2008.  Year-to-date net bad debt expense as a percentage of revenue was 137 basis points this quarter compared to 72 basis points in 2008.  As the decline in revenue was more than the reduction in costs, net operating income for the legacy-communities declined 1.7%, or $0.1 million, to $5.9 million for the third quarter of 2009.

Place-Communities
Revenue for the third quarter of 2009 was up 1.9%, or $0.1 million, to $4.9 million.  The revenue improvement was primarily driven by an approximate $0.1 million increase in other income, while rental revenue remained basically flat to the prior year.  The third quarter results included one month of the 2008-2009 lease term in which rental rate increases of approximately 3.0% and other income growth of 3.2% were offset by a 7.0% decline in occupancy.  The quarter also included two months of the 2009-2010 lease term which opened with a 3.0% improvement in occupancy and an approximate 0.4% decline in rental rates compared to the prior year.

Operating expenses for the Place-communities decreased 7.8%, or $0.3 million, to $3.9 million.  The main areas of improvement included $0.1 million of lower payroll costs as a result of cost reduction measures initiated in the fall of 2008, $0.1 million in bad debt expense improvement, and a $0.1 million reduction in turn and maintenance costs.  Year-to-date turn costs per bed averaged approximately $132 in 2009 compared to $154 in 2008.  Year-to-date net bad debt expense as a percentage of revenue was 200 basis points this quarter compared to 225 basis points in 2008.  As a result, net operating income for the Place-communities was up 64.4%, or $0.4 million, to $1.1 million for the third quarter of 2009.

Community Occupancy and New Lease Term Opening

The average physical and economic occupancies on a legacy-community basis for the third quarter of 2009 were 89.0% and 75.9%, respectively, compared to 91.4% and 78.4% for the same quarter in 2008.  The Place-communities had physical and economic occupancies of 81.6% and 71.1%, respectively, compared to 82.1% and 72.0% in the third quarter of 2008.  Physical occupancy is the average of occupied rooms to available rooms at the end of each month, whereas economic occupancy represents net apartment rent on a U.S. GAAP basis as a percentage of potential rent and reflects the impact of straight-line rent.

On a same-community basis, the 2009-2010 lease term opened with an occupancy of 90.5% as measured at September 30th compared to 91.1% for the same date in 2008, reflecting an occupancy decline of 0.7% while rental rates declined 1.8% from the prior lease term.

The legacy-communities opened with an occupancy of 92.5% compared to 93.7% last year, reflecting a 1.6% decline in occupancy and rental rates in the portfolio declined 2.0% from the prior lease term.  The Place-communities opened the Fall lease term with an occupancy of 84.3% compared to 81.9% last year, achieving a 3.0% improvement in number of beds occupied while rental rates declined approximately 0.4% from the prior lease term.

The Company publishes a property-by-property leasing schedule in its quarterly supplemental analyst package located at: http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=4095382

Development Activity

The Company-owned community, University Village on Colvin, opened on the campus of Syracuse University in August and the Company also opened the second phase of a company-owned community in Carbondale, IL.  Both communities opened on time and under budget.

During the third quarter, the Company successfully completed third-party development projects at the University of Michigan, West Chester University, Indiana University of Pennsylvania and Colorado State University – Pueblo totaling 3,148 beds.  All four projects were completed on schedule and within budget.  The Company earned $1.2 million of additional development fees from its share of development cost savings on the Indiana University of Pennsylvania and Colorado State University- Pueblo projects during the quarter.

The second phase of a third-party development project at Colorado State University – Pueblo began construction during the third quarter. This 500-bed student housing community has a total estimated project cost of $34.0 million.

Capital Structure

On July 28, 2009, the Company completed a follow-on common stock offering, selling 28,175,000 shares, including the over-allotment, at a market price of $4.35 per share.  The stock issuance raised $116.2 million in net proceeds.  During the third quarter, $30.6 million of the proceeds was used to repay all balances outstanding under the Company’s revolving credit facility.

On September 30, 2009, the Company had cash and cash equivalents totaling $83.9 million and no outstanding borrowings on its revolving credit facility, which had a borrowing base availability of $47.1 million.  Total mortgage and construction debt outstanding at September 30, 2009, excluding unamortized debt premiums, was $456.7 million with 82.8% of the Company’s debt at fixed rates.

Approximately $98.7 million or 21.6% of the Company’s mortgage debt is due to mature in December 2009.  Management is currently engaged in the final negotiations of replacement financing for a portion of this maturing debt and plans to use a portion of the available cash proceeds from the equity offering to repay the remaining balance.  The Company is also in the final stages of negotiations with Key Bank, its lead bank agent, to replace its current revolving credit facility, which is due to mature in the first quarter of 2010.  The Company anticipates closing both debt agreements during the fourth quarter of 2009.

At the end of the quarter, the Company’s combined outstanding shares of common stock and partnership units totaled 57.8 million.

Dividend

On October 8, 2009, the Company declared its third quarter dividend of $0.05 per share/unit, which is payable on November 16, 2009, to holders of record as of the close of business on October 30, 2009.

Earnings Guidance and Outlook

Based upon current estimates and leasing results for the new 2009-2010 lease term, the Company updates its full year December 31, 2009 FFO per share/unit guidance to a range of $0.56 to $0.60.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, October 22, 2009.  The call will be hosted by Paul O. Bower, Chairman, Chief Executive Officer and President, and Randall H. Brown, Executive Vice President and Chief Financial Officer.

The conference call will be accessible by telephone and the Internet.  To access the call, participants from within the U.S. may dial (877) 941-8418, and participants from outside the U.S. may dial (480) 629-9809.  The passcode for this call is 4164783.  Participants may also access the call via live webcast by visiting the Company’s investor relations Web site at www.educationrealty.com.

The replay of the call will be available at approximately 12:00 noon Eastern Time on October 22, 2009 through midnight Eastern Time on November 5, 2009.  To access the replay, the domestic dial-in number is (800) 406-7325, the international dial-in number is (303) 590-3030, and the passcode is 4164783.  The archive of the webcast will be available on the Company’s Web site for a limited time.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the Company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Education Realty Trust

Education Realty Trust, Inc. (NYSE:EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the United States. Led by a team with over 200 years of shared industry experience, EDR is one of America's largest owners and operators of collegiate student housing. Its portfolio includes 64 communities in 22 states with 37,827 owned and managed beds. For more information please visit the Company's Web site at www.educationrealty.com.

Contact:
Brad Cohen
ICR, LLC
203-682-8211
bcohen@icrinc.com

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Student housing properties, net	$755,504	$731,400
Student housing properties – held for sale	-	2,107
Assets under development	-	6,572
Corporate office furniture and equipment, net	1,117	1,465
Cash and cash equivalents	83,940	9,003
Restricted cash	7,942	5,595
Student contracts receivable, net	411	533
Receivable from affiliates	25	25
Management fee receivable from third party	253	401
Goodwill and other intangibles, net	3,082	3,111
Other assets	13,420	17,435

Total assets	$865,694	$777,647

Liabilities and equity
Liabilities:
Mortgage and construction loans, net of unamortized premium/discount	$457,608	$442,259
Revolving line of credit	-	32,900
Accounts payable and accrued expenses	16,034	10,605
Deferred revenue	12,674	9,954
Total liabilities	486,316	495,718

Commitments and contingencies	-	-

Redeemable noncontrolling interests	11,042	11,751

Equity:
Education Realty Trust, Inc. stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized,
56,685,849 and 28,475,855 shares issued and outstanding at
September 30, 2009 and December 31, 2008, respectively	567	285
Preferred shares, $0.01 par value, 50,000,000 shares authorized,
no shares issued and outstanding	-	-
Additional paid-in capital	413,068	308,356
Accumulated deficit	(48,101)	(41,381)
Total Education Realty Trust, Inc. stockholders’ equity	365,534	267,260
Noncontrolling interest	2,802	2,918
Total equity	368,336	270,178

Total liabilities and equity	$865,694	$777,647

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
Unaudited

	Three months ended September 30, 2009	Three months ended September 30, 2008
Revenues:
Student housing leasing revenue	$25,105	$24,587
Student housing food service revenue	577	608
Third-party development services	2,559	3,216
Third-party management services	738	870
Operating expense reimbursements	3,523	3,052
Total revenues	32,502	32,333

Operating expenses:
Student housing leasing operations	17,826	17,695
Student housing food service operations	566	600
General and administrative	3,903	4,017
Depreciation and amortization	7,227	7,054
Reimbursable operating expenses	3,523	3,052
Total operating expenses	33,045	32,418

Operating loss	(543)	(85)

Nonoperating expenses:
Interest expense	6,323	6,343
Amortization of deferred financing costs	230	253
Interest income	(180)	(77)
Total nonoperating expenses	6,373	6,519

Loss from continuing operations before equity in earnings of unconsolidated entities, income taxes, redeemable noncontrolling interests and discontinued operations	(6,916)	(6,604)

Equity in earnings of unconsolidated entities	(152)	(196)
Loss from continuing operations before income taxes, redeemable noncontrolling interests and discontinued operations	(7,068)	(6,800)

Income tax expense	513	709
Loss from continuing operations before redeemable noncontrolling interests and discontinued operations	(7,581)	(7,509)

Loss attributable to redeemable noncontrolling interests	(167)	(268)
Loss from continuing operations	(7,414)	(7,241)

Loss from discontinued operations	(3)	(79)
Net loss	(7,417)	(7,320)

Less: Net loss attributable to the noncontrolling interest	(33)	(61)
Net loss attributable to Education Realty Trust, Inc.	$(7,384)	$(7,259)

Earnings per share information:
Loss attributable to Education Realty Trust, Inc. common stockholders per share – basic & diluted:
Continuing operations	$(0.15)	$(0.25)
Discontinued operations	-	-
Net loss attributable to Education Realty Trust, Inc. common stockholders per share	$(0.15)	$(0.25)

Weighted-average common shares outstanding – basic & diluted	47,932,410	28,514,966

Amounts attributable to Education Realty Trust, Inc. common stockholders
Loss from continuing operations, net of tax	$(7,381)	$(7,183)
Loss from discontinued operations, net of tax	(3)	(76)
Net loss	$(7,384)	$(7,259)

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
Unaudited

	Nine months ended September 30, 2009	Nine months ended September 30, 2008
Revenues:
Student housing leasing revenue	$81,326	$77,531
Student housing food service revenue	1,636	1,804
Other leasing revenue	-	6,945
Third-party development services	5,275	6,224
Third-party management services	2,370	2,677
Operating expense reimbursements	7,749	8,192
Total revenues	98,356	103,373

Operating expenses:
Student housing leasing operations	42,912	42,726
Student housing food service operations	1,579	1,728
General and administrative	11,738	11,867
Depreciation and amortization	21,501	21,823
Reimbursable operating expenses	7,749	8,192
Total operating expenses	85,479	86,336

Operating income	12,877	17,037

Nonoperating expenses:
Interest expense	18,825	18,556
Amortization of deferred financing costs	749	740
Interest income	(334)	(267)
Gain on extinguishment of debt	(830)	-
Total nonoperating expenses	18,410	19,029

Loss from continuing operations before equity in earnings of unconsolidated entities, income taxes, redeemable noncontrolling interests and discontinued operations	(5,533)	(1,992)

Equity in earnings of unconsolidated entities	(6)	(223)
Loss from continuing operations before income taxes, redeemable noncontrolling interests and discontinued operations	(5,539)	(2,215)

Income tax expense	1,203	882
Loss from continuing operations before redeemable noncontolling interests and discontinued operations	(6,742)	(3,097)

Loss attributable to redeemable noncontrolling interests	(29)	(147)
Loss from continuing operations	(6,713)	(2,950)

Loss from discontinued operations	(21)	(113)
Net loss	(6,734)	(3,063)

Less: Net loss attributable to the noncontrolling interest	(14)	(11)
Net loss attributable to Education Realty Trust, Inc.	$(6,720)	$(3,052)

Earnings per share information:
Loss attributable to Education Realty Trust, Inc. common stockholders per share – basic & diluted:
Continuing operations	$(0.19)	$(0.10)
Discontinued operations	-	(0.01)
Net loss attributable to Education Realty Trust, Inc. common stockholders per share	$(0.19)	$(0.11)

Weighted-average common shares outstanding – basic & diluted	35,013,814	28,512,037

Amounts attributable to Education Realty Trust, Inc. common stockholders
Loss from continuing operations, net of tax	$(6,700)	$(2,943)
Loss from discontinued operations, net of tax	(20)	(109)
Net loss	$(6,720)	$(3,052)

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CALCULATION OF FFO
(Amounts in thousands, except share and per share data)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Net loss attributable to Education Realty Trust, Inc.	$(7,384)	$(7,259)	$(6,720)	$(3,052)

Loss on sale of student housing assets (1)	-	-	-	512
Real estate related depreciation and amortization	7,056	6,927	21,015	21,424
Equity portion of real estate depreciation and amortization on equity investees	129	123	373	371
Depreciation and amortization of discontinued operations	-	25	25	73
Noncontrolling interest	(200)	(329)	(43)	(158)
Funds from operations ("FFO")	$(399)	$(513)	$14,650	$19,170

Elimination of gain on extinguishment of debt	-	-	(830)	-

Funds from operations – adjusted (“FFOA”)	$(399)	$(513)	$13,820	$19,170

FFO per weighted average share/unit (2)	$(0.01)	$(0.02)	$0.40	$0.64

FFOA per weighted average share/unit (2)	$(0.01)	$(0.02)	$0.38	$0.64

Weighted average shares/units (2)	49,314,288	29,864,093	36,387,577	29,865,786

Notes:
(1)	Represents the loss on sale of land and parking garage at University Towers.
(2)	Funds from operations (FFO) per weighted average share/unit was computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.

FFO is an important supplemental measure of operating performance for EDR.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that when compared year over year, reflects the impact to operations from trends in occupancy rate, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

For a definition of FFO and a statement by management regarding the reasons for and significance of reporting FFO as a measure of performance, see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the EDR annual report on Form 10-K for the year ended December 31, 2008.

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
2009 GUIDANCE – RECONCILIATION OF FFO
(Amounts in thousands, except share and per share data)
Unaudited

The following is a reconciliation of the Company’s 2009 FFO guidance to net loss:

	Year ending December 31, 2009
	Low End	High End

Net loss attributable to Education Realty Trust, Inc.	$(5,710)	$(4,111)

Real estate related depreciation and amortization	28,865	28,865
Noncontrolling interest	294	370
Funds from operations ("FFO")	$23,449	$25,124

FFO per weighted average share/unit (1)	$0.56	$0.60

Weighted average shares/units (1)	41,873,141	41,873,141

Notes:
(1)	Funds from operations (FFO) per weighted average share/unit was computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.

FFO is an important supplemental measure of operating performance for EDR.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that when compared year over year, reflects the impact to operations from trends in occupancy rate, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

For a definition of FFO and a statement by management regarding the reasons for and significance of reporting FFO as a measure of performance, see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the EDR annual report on Form 10-K for the year ended December 31, 2008.